Exhibit (d)(52)(b)

AMENDMENT TO SUBADVISORY AGREEMENTS

American Skandia Investment Services, Inc. and/or Prudential Investments LLC and J.P. Morgan Investment Management Inc. (“J.P. Morgan” or “Subadviser”) hereby agree to amend each of the seven subadvisory agreements (including amendments) listed below (collectively, the “Agreements”) by amending existing Exhibit A or Schedule A (as applicable) to each such Agreement (together, “Existing Schedule A”). Existing Schedule A addresses the level of subadvisory fees paid to J.P. Morgan under each such Agreement. Existing Schedule A is hereby replaced in its entirety with the attached Amended Schedule A, effective as of January 1, 2007.

This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but all of which taken together shall constitute one and the same instrument.

The Agreements affected by this Amendment consist of the following:

1.

Subadvisory Agreement, dated as of November 29, 2005, by and among American Skandia Investment Services, Inc., Prudential Investments LLC, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Large-Cap Value Portfolio of American Skandia Trust;

2.

Subadvisory Agreement, dated as of January 1, 2006, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the SP Large-Cap Value Portfolio of The Prudential Series Fund;

3.

Subadvisory Agreement, dated as of May 25, 2000, by and between Prudential Investments LLC and Subadviser, as amended and supplemented by an amendment dated July 1, 2005, pursuant to which Subadviser has been retained to provide investment advisory services to the Large Capitalization Value Portfolio of The Target Portfolio Trust;

4.

Subadvisory Agreement, dated as of March 25, 2005, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds);

5.

Subadvisory Agreement, dated as of March 25, 2005, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the Target Moderate Allocation

Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds);

6.

Subadvisory Agreement, dated as of March 25, 2005, by and between Prudential Investments LLC and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and

7.

Subadvisory Agreement, dated as of May 25, 2000, by and between Prudential Investments LLC and Subadviser, as amended and supplemented by an amendment dated July 1, 2005, pursuant to which Subadviser has been retained to provide investment advisory services to the Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds.

American Skandia Investment Services, Inc. and/or Prudential Investments LLC and Subadviser further agree that Amended Schedule A supersedes any other fee arrangements, written or oral, that may be applicable to the Agreements listed above.

IN WITNESS HEREOF, American Skandia Investment Services, Inc., Prudential Investments LLC, and J.P. Morgan Investment Management Inc. have duly executed this Amendment as of the date and year first written above.

PRUDENTIAL INVESTMENTS LLC

By:___________________________
Name:________________________
Title:_________________________

AMERICAN SKANDIA INVESTMENT SERVICES, INC.

By:___________________________
Name:________________________
Title:_________________________

J.P. MORGAN INVESTMENT

MANAGEMENT INC.

By:__________________________

Name:________________________

Title:_________________________

Effective Date: January 1, 2007

AMENDED SCHEDULE A

Target Asset Allocation Funds

The Target Portfolio Trust

Strategic Partners Style Specific Funds

American Skandia Trust

The Prudential Series Fund

As compensation for services provided by J.P. Morgan Investment Management, Inc. (J.P. Morgan), American Skandia Investment Services, Inc. (ASISI) and/or Prudential Investments LLC (PI), as applicable, will pay J.P. Morgan an advisory fee on the net assets managed by J.P. Morgan that is equal, on an annualized basis, to the following:

Portfolio Name	Advisory Fee

Large Capitalization Value Portfolio of The Target Portfolio Trust	0.30% of combined average daily net assets up to $300 million and 0.25% of combined average daily net assets over $300 million*

Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds)	0.30% of combined average daily net assets up to $300 million and 0.25% of combined average daily net assets over $300 million**

Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds)	0.30% of combined average daily net assets up to $300 million and 0.25% of combined average daily net assets over $300 million***

Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds)	0.30% of combined average daily net assets up to $300 million and 0.25% of combined average daily net assets over $300 million****

Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds	0.30% of combined average daily net assets up to $300 million and 0.25% of combined average daily net assets over $300 million*****

AST Large-Cap Value Portfolio of American Skandia Trust	0.30% of combined average daily net assets up to $300 million and 0.25% of combined average daily net assets over $300 million******

SP Large Cap Value Portfolio of The Prudential Series Fund	0.30% of combined average daily net assets up to $300 million and 0.25% of combined average daily net assets over $300 million*******

__________

* For purposes of calculating the advisory fee payable to J.P. Morgan, the assets managed by J.P. Morgan in the Large Capitalization Value Portfolio of The Target Portfolio Trust will be aggregated with the assets managed by J.P. Morgan in: (i) AST Large-Cap Value Portfolio of American Skandia Trust; (ii) the SP Large Cap Value Portfolio of The Prudential Series Fund; (iii) the Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds); (iv) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (v) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds; and (vii) and any other portfolio subadvised by J.P. Morgan on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

** For purposes of calculating the advisory fee payable to J.P. Morgan, the assets managed by J.P. Morgan in the Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds) will be aggregated with the assets managed by J.P. Morgan in: (i) AST Large-Cap Value Portfolio of American Skandia Trust; (ii) the SP Large Cap Value Portfolio of The Prudential Series Fund; (iii) Large Capitalization Value Portfolio of The Target Portfolio Trust; (iv) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (v) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds; and (vii) and any other portfolio subadvised by J.P. Morgan on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

*** For purposes of calculating the advisory fee payable to J.P. Morgan, the assets managed by J.P. Morgan in the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds) will be aggregated with the assets managed by J.P. Morgan in: (i) AST Large-Cap Value Portfolio of American Skandia Trust; (ii) the SP Large Cap Value Portfolio of The Prudential Series Fund; (iii) Large Capitalization Value Portfolio of The Target Portfolio Trust; (iv) the Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds); (v) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds; and (vii) and any other portfolio subadvised by J.P. Morgan on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

**** For purposes of calculating the advisory fee payable to J.P. Morgan, the assets managed by J.P. Morgan in the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds) will be aggregated with the assets managed by J.P. Morgan in: (i) AST Large-Cap Value Portfolio of American Skandia Trust; (ii) the SP Large Cap Value Portfolio of The Prudential Series Fund; (iii) Large Capitalization Value Portfolio of The Target Portfolio Trust; (iv) the Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds); (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds; and (vii) and any other portfolio subadvised by J.P. Morgan on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

***** For purposes of calculating the advisory fee payable to J.P. Morgan, the assets managed by J.P. Morgan in the Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds will be aggregated with the assets managed by J.P. Morgan in: (i) AST Large-Cap Value Portfolio of American Skandia Trust; (ii) the SP Large Cap Value Portfolio of The Prudential Series Fund; (iii) Large Capitalization Value Portfolio of The Target Portfolio Trust; (iv) the Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds); (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) and any other portfolio subadvised by J.P. Morgan on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

****** For purposes of calculating the advisory fee payable to J.P. Morgan, the assets managed by J.P. Morgan in the AST Large-Cap Value Portfolio of American Skandia Trust will be aggregated with the assets managed by J.P. Morgan in: (i) the SP Large Cap Value Portfolio of The Prudential Series Fund; (ii) the Large Capitalization Value Portfolio of the Target Portfolio Trust; (iii) the Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds); (iv) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (v) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds; and (vii) and any other portfolio subadvised by J.P. Morgan on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

******* For purposes of calculating the advisory fee payable to J.P. Morgan, the assets managed by J.P. Morgan in the SP Large Cap Value Portfolio of The Prudential Series Fund will be aggregated with the assets managed by J.P. Morgan in: (i) the AST Large-Cap Value Portfolio of American Skandia Trust; (ii) the Large Capitalization Value Portfolio of the Target Portfolio Trust; (iii) the Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds); (iv) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (v) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds; and (vii) and any other portfolio subadvised by J.P. Morgan on behalf of ASISI and/or PI or one of their affiliates pursuant to substantially the same investment strategy.

Effective Date: January 1, 2007